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                                                                Exhibit 12.1



 -- Computation of Ratio of Earnings to Fixed Charges

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



                                                                                                           RBX
                                                                                                       Corporation
                                                           RBX Group, Inc.                      -------------------------
                                                           ---------------                       Eight    |
                                                                                                 months   |
                                                                                                 ended    |  Month ended
                                                       Year ended December 31,                 August 27, | September 30,
                                          -------------------------------------------------    ---------- | -------------
                                                                                                          |
                                                                                                          |
                                          1996       1997       1998        1999       2000      2001     |     2001
                                          ----       ----       ----        ----       ----      ----     |     ----
                                                                                                          |
Income (loss) from continuing                                                                             |
    operations before income taxes,                                                                       |
    extraordinary items and changes                                                                       |
    in accounting principles ........  $(47,514)  $(23,904)  $(147,316)  $(17,125)  $(47,812)   $21,668   |    $(280)
Fixed charges .......................    20,715     22,810      28,075     28,266     27,732      2,293   |      558
Less: preference security dividend ..      (853)      (876)       (903)      (932)      (900)         -   |        -
                                       ---------  ---------  ----------  ---------  ---------   -------   |   -------
Earnings ............................   (27,652)    (1,970)   (120,144)    10,209    (20,980)    23,961   |      278
                                       =========  =========  ==========  =========  =========   =======   |   =======
                                                                                                          |
Interest expense, including                                                                               |
    amortization of deferred                                                                              |
    financing costs .................     18,920     20,872      26,038     26,361     25,943    1,689    |     490
One-third of rent expense ...........        942      1,062       1,134        973        889      604    |      68
Preference security dividend ........        853        876         903        932        900        -    |       -
                                       ---------  ---------  ----------  ---------  --------- --------    |  ------
Fixed charges .......................     20,715     22,810      28,075     28,266     27,732    2,293    |     558
                                       =========  =========  ==========  =========  ========= ========    |  ======
                                                                                                          |
Ratio of earnings to fixed charges...          -          -           -          -          -     10.4    |       -
                                       =========  =========  ==========  =========  ========= ========    |  ======
                                                                                                          |
Deficiency of earnings over fixed                                                                         |
    charges .........................   $48,367   $ 24,780   $ 148,219    $18,057   $ 48,712    $    -    |   $ 280
                                       =========  ========   ==========   ========  ========= ========    |  ======
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